As filed with the Securities and Exchange Commission on January 5, 2001
                                                     Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                             UNITED FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

          MINNESOTA                                       81-0507591
(State or other jurisdiction                (I.R.S. Employer Identification No.)
      of incorporation)

120 FIRST AVENUE NORTH, GREAT FALLS, MONTANA                59403
(Address of principal executive offices)                  (Zip Code)


      UNITED FINANCIAL CORP. 2000 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
                            (Full title of the plan)


              Kurt R. Weise                 Copy to:       John W. Manning
  President and Chief Executive Officer                 Dorsey & Whitney LLP
         United Financial Corp.                         507 Davidson Building
         120 First Avenue North                         8 Third Street North
       Great Falls, Montana 59403                    Great Falls, Montana  59401
             (406) 761-2200                                (406) 727-3632
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                       PROPOSED                PROPOSED
     TITLE OF SECURITIES         AMOUNT TO BE       MAXIMUM OFFERING       MAXIMUM AGGREGATE          AMOUNT OF
       TO BE REGISTERED           REGISTERED       PRICE PER SHARE (1)     OFFERING PRICE (1)     REGISTRATION FEE
  Common Stock, no par value       120,000              $16.00                $1,920,000                $480
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h)(1). The proposed maximum aggregate offering price is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq consolidated reporting system on January 3, 2001.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents that have been filed by United Financial Corp. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this registration statement:

         * the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999;

         * the Company's quarterly report on Form 10-Q for the quarters ended March 31, 2000; June 30, 2000; and September 30, 2000;

         * the Company's current report on Form 8-K filed on January 21, 2000; and

         * the description of the Company's common stock contained in any of the Company's registration statements filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating the description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered by this registration statement have been sold, or deregistering all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 302A.521 of the Minnesota Business Corporation Act requires corporations to indemnify any person who is made or threatened to be made a party to any proceeding, by reason of the person's former or present official capacity, against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. The general effect of Section 302A.521 is to reimburse (or pay on behalf of) the directors and officers of United Financial Corp. with respect to any personal liability that may be imposed for certain acts performed in their capacity as our directors and officers, except where they have not acted in good faith. Section 302A.521 contains detailed terms regarding this right of indemnification, and reference is made to Section 302A.521 for a complete statement of indemnification rights.

         Article Three of the Company's Articles of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;
(iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which a director derives an improper personal benefit; or (v) for any act or omission occurring prior to the date when the Article Three first become effective.

         Article Nine, Section 9.01 of the Company's Bylaws provides that the Company shall indemnify all officers and directors of the Company, for such expenses and liabilities, in such manner, under such circumstances and to such extent as permitted by section 302A.521 of the Minnesota Business Corporation Act, as now enacted or hereafter amended. The Board of Directors may authorize the purchase and maintenance of insurance and/or the execution of individual agreements for the purpose of such indemnification, and the Company shall advance all reasonable costs and expenses (including attorneys' fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under Section 9.01, all in the manner, under the circumstances and to the extent permitted by
Section 302A.521 of the Minnesota Business Corporation Act, as now enacted or hereafter amended. Unless otherwise approved by the Board of Directors, the Company shall not indemnify any employee of the Company who is not otherwise entitled to indemnification pursuant to section 9.01.

         The Company maintains a standard insurance policy covering certain directors' and officers' liability.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31,
                  1997).

         4.2 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

         5.1      Opinion of Dorsey & Whitney LLP.

         23.1     Consent of KPMG LLP.

         23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

         24.1     Power of Attorney.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on December 27, 2000.

                                           UNITED FINANCIAL CORP.

                                           By /s/ Kurt R. Weise
                                              ----------------------------------
                                           Kurt R. Weise
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Name                     Title                              Date
        ----                     -----                              ----

   /s/ Kurt R. Weise      President, Chief Executive Officer   December 27, 2000
-----------------------   and Director (principal executive
Kurt R. Weise             officer and principal financial
                          and accounting officer)

     *                    Chairman of the Board
-----------------------
John M. Morrison

     *                    Director
-----------------------
Larry D. Albert

     *                    Director
-----------------------
J. William Bloemendaal

     *                    Senior Vice President, Secretary
-----------------------   and Director
Kevin P. Clark

     *                    Director
-----------------------
Elliot L. Dybdal

     *                    Chief Credit Officer and Director
-----------------------
Steve L. Feurt

     *                    Director
-----------------------
Janice M. Graser

     *                    Director
-----------------------
Jerome H. Hentges

     *                    Director
-----------------------
William L. Madison



By  /s/ Kurt R. Weise                                          December 27, 2000
   --------------------
Kurt R. Weise
Pro se and as Attorney-in-fact

                                  EXHIBIT INDEX

4.1 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

4.2      Bylaws of the Company, as amended (incorporated by reference to Exhibit
         3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

5.1      Opinion of Dorsey & Whitney LLP.

23.1     Consent of KPMG LLP.

23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

24.1     Power of Attorney.